EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Teardroppers, Inc. (the “Company”) on Form 10-K, for the period ended December 31, 2016 as filed with the Securities and Exchange Commission, I, Susan Lokey, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 11, 2017

/s/ Robert Wilson

Name: Robert Wilson

Chief Accounting Officer and Chief Financial Officer